UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016

Caduceus Software Systems Corp.

(Exact name of registrant as specified in charter)

Nevada	333-144509	98-0534794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1540 Atwood Ave #19652   Johnston, RI 02919

(Address of principal executive offices)

Phone: 1-401-648-0685

 (Registrant’s telephone number, including area code)

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

None has been made.

Item 4.01 Changes in Company's Certifying Accountant.

Since Richard Tang, President and CEO of the Company, no Accountant was appointed or neither interacted with the Company nor performed any work during the appointment of him.

On or about October 6th, 2016, the Company’s Board of Directors approved the engagement of XBRL Associates (“XBRL Associates”) as its principal bookkeeper and accountant to the Company’s financial statements.  The associate in particular is named Erwin Vahlsing. He has given an extensive resume which credits him for proper and clear bookkeeping for many SEC Reporting Companies. He has been consulting as a bookkeeper for the company for many years but as of October 6th we have officially deemed him to be the sole accountant of the Company and we thank him for his past and upcoming years of service.

Item 8.01. Other Events.

1)  The Company filed a form 15D to suspend its SEC regulatory requirements in February 15, 2015.

As of October 6th, 2016, Caduceus Software Systems Corp (the “Company”) has filed and submitted the application to OTCIQ.com, along with the needed documentation of 2 years of financials and its accompanying attorney opinion, to be listed as on OTCMarkets.com Pink Current Alternative Reporting company. The OTCIQ.com and OTCMakrets.com compliance has carefully reviewed the application and had 0 comments and allowed The Company to be deemed Pink Current status. The filing process was initiated on October 6th 2016 and was approved with this status on October 13th 2016 end of trading day.

The share structure of the company has a breakdown as such:

Authorized common 800M, Authorized preferred 50M with 0 shares, Cede&Co 107,600,000 common shares, Restricted 652,100,000 insider shares. There are no reserves for conversion, no converted debt in the past 3 years, and the Transfer Agent is current and ungagged to confirm the Issued and Outstanding and Authorized and Cede&Co (street form) shares. One month prior the Shareholder list shows that some S1 registrants from 2007 were no longer in the list roster and the increase of Cede&Co increased from 89,600,000 common shares to 107,600,000 common shares.

On the subsequent trading day, there was an irregular 74,311,019 shares traded even though Cede&Co shows only 107,600,000 was tradable in the open market. The Finra Short list indicated that the short volume 16,608,888 which is “Aggregate reported share volume of executed short sale and short sale exempt trades during regular trading hours“.  The same situation of high volume happened when the Form 15 was filed on February 15 2015. We have no understanding of this volume nor were any insiders trading. The restricted insider block has remained the same before and after that date, so we deem the trading to be caused by the mere fact that the company has note been remarkable until it has OTCmarkets has changed the symbol to be promoted to Pink Current Status.

2)  On October 13, 2016, the Board of Directors of Caduceus Software Systems Corp. (the “Company”) appointed Don Paradiso to serve as our legal counsel of the Company. Don Paradiso is an attorney based in Boca Raton Florida and provides legal advice to the Company on an as-needed basis. We are grateful for his acceptance to allow us to retain him for his legal services. He is listed on the OTCMarkets.com profile page under our ticker symbol (CSOC).

His contact information is 7300 N. Federal Highway Suite 207 Boca Raton, FL 33487 ph: 561-989-3600.

3)  The Company has reviewed and made statistical and unbiased choice to deprecate the flagship product of the company. Caduceus MMS is the Company’s EMR HER software. It is complete and working. However it is not viable to market the product through online channels and consumes too many resources to convert the opportunity to a completed committed sale. It has been found through the work that EMR EHR system software industry is a very competitive space, and there are regulations to follow to abide by in order to take to market. There were too many "cross-roads" in order to get through regulatory bodies compliance. ICD9, ICD10 protocols we have done. It is therefore decided by the board that we deprecate the software and will only provide support and maintenance to its sole client, located in Tsawwassen, BC, Canada.

Going forward, we elaborate on reusing some of the libraries that are created in Caduceus MMS.

A new website has been put up in place of the old one. This is a silent launch with very terse information and done purposefully. The website has evolved from being a medical software EHR EMR company to something more fundamental – search and analytics and consultation.

The Encryption and storage of information in a safe manner we have mastered – via the code made in Caduceus MMS. This methodology is simple yet powerful and unique.

The Caduceus MMS software that had been developed had luckily been done in what is known as "packages" which can be re-purposed and easily reused for other applications. For instance our encryption algorithm is unique and is a package. Our way of triple cross checking the validity of the entry of data into the databases is unique and proprietary. There are about 20 very useful reusable modules that could be applied to other software.

Going forward there are pieces of modules which "can" be used in concert to make a good safe information storage system that is highly encrypted, high redundancy of information storage (persistent storage handling) and technologies or protocols that we use (meaning the way we transmit data safely) between server to server.

The company has decided to focus on the Cloud, SaaS (software-as a service) , and IoT (Internet of Things) . It helps organizations to not deal with hardware. At the end of the day, software is only useful if it can perform work and transmit data, and it is less important on the hardware being used.

Cloud servers are servers behind a internal network and usually NAT the packets to an external IP so multiple cloud servers need external IPs to talk to other external IPs, or the alternative is to put them in the same LAN and use VPN.

The hypothesis: the Company theorizes that many companies have a hard time getting their cloud data that they want to send out to another cloud company, and be assured that it is transmitted.  Analogy: a fax machine but sophistication is involved to PROVE that the data is secure. And remember, we care not about the hardware, just the validity of the software.

The company will focus its efforts on AWS Amazon EC2 S3 Cloudfront in in-house traditional hosting such as Vmware ESXI.  There are niches for all types.

The revenue stream is via consultation and implementing and reselling of hardware and support contracts, and the work will be done via RDP and remote VPN for cost savings.

The Company adds to the business plan a data aggregation service and data analytics service. To elaborate the company finds Internet trends in an organic matter and will aggregate it with aggregation software, and sort the date in a meaningful manner, and produce it in a searchable indexable website (or mobile app). It is a search engine with human “data” curation. There is a business model of advertising and advertising through entertaining entry submission. Contributions made by humans will be rewarded with point scales which can then be used to be redeemed in some meaningful form to the contributor. The differentiator among other pay per clicks is that we do not aim to gain money from banner clicks, but by impressions and knowing the data and presenting the data in a meaningful manner. We are hoping to create a brand new way of selling advertising based on impressions and duration (how long the intended target reader) reads the information, which is valuable. We hope to recruit volunteers from the Internet to help us, similar to DMOZ

4)  The Company has changed its official logo from the Snake on a poll to a Plus sign with radio waves, as illustrated on our website an in this filing. The change is to signify that we are positive. The emanating waves are on all 4 corners to denote that we are far reaching and want to evoke a positive effect on the world.

5)  We have a new website address.

www.caduceussoftware.net

We have a new email address.

info@caduceussoftware.net

We have a new social media outlet

Twitter.com/CSOCusa or @CSOCusa

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of October 25, 2016.

Caduceus Software Systems Corp.

By:	/s/ Richard Tang
Richard Tang President,
Chief Executive Officer